EXHIBIT 10.2

PROMISSORY NOTE

$50,000.00	July 23, 2024

FOR VALUE RECEIVED, Guided Therapeutics, Inc., a Delaware corporation (referred to hereinafter as “Maker” and “Company”), hereby promises to pay to Bryan Mamula (“Holder”) the principal sum of Fifty-Thousand Dollars ($50,000.00), plus accrued interest from the date hereof. The principal amount under this Note (“Promissory Note”) shall accrue a total interest of $5,000.00 (“Interest Amount”).

The Promissory Note (this “Note”) will mature on February 1, 2025.

The Holder and the Company agree on the following payment schedule:

•	$10,000.00 on or before September 1, 2024
•	$10,000.00 on or before October 1, 2024
•	$10,000.00 on or before November 1, 2024
•	$10,000.00 on or before December 1, 2024
•	$10,000.00 on or before January 1, 2025
•	$5,000.00 (interest amount) on or before February 1, 2025

With the Holder's written permission, this Note may be prepaid in full or in part from time to time without penalty or premium.

With the Holder's written permission, any monthly payment may be used to participate in an Offering by Guided expected to be consummated on or before September 30, 2024.

The Holder will also receive 60,000 common stock purchase warrants of Guided Therapeutics, Inc. (Exhibit A). The exercise price per share of the common stock under this warrant shall be $0.25.

The warrants shall have an issuance date of August 1, 2024, and will expire 4 years from the date herein.

All parties to this Note, including maker and any sureties, endorsers, or guarantors, hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note, notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

This Note shall be governed by, and construed in accordance with, the laws of the State of Georgia, regardless of laws that might otherwise govern under applicable principles of conflicts of law.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed the day and year first above written.

GUIDED THERAPEUTICS, INC.

By:
Mark L. Faupel
CEO & President

Exhibit A

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